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                                                                     EXHIBIT 1.1




                               AMB PROPERTY, L.P.

                     $400,000,000 SERIES B MEDIUM-TERM NOTES

                     DUE 9 MONTHS OR MORE FROM DATE OF ISSUE




                             DISTRIBUTION AGREEMENT




                                  MAY __, 2002
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                                  MAY __, 2002




Morgan Stanley & Co. Incorporated
A.G. Edwards & Sons, Inc.
Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Commerzbank Capital Markets Corp.
First Union Securities, Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc. and
PNC Capital Markets, Inc.
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Dear Ladies and Gentleman:

         AMB Property, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), confirms its agreement with each of you with respect to the issue and sale from time to time by the Operating Partnership of up to $400,000,000 (or the equivalent thereof in one or more foreign currencies or composite currencies) aggregate initial public offering price of Series B medium-term notes due from 9 months or more from date of issue (the "NOTES"), which amount may be increased from time to time in accordance with the Indenture (as defined below). The Notes will be issued pursuant to the provisions of an Indenture and the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture thereto, each dated as of June 30, 1998, the Fourth Supplemental Indenture, dated as of August 15, 2000 and the Fifth Supplemental Indenture dated as of May __, 2002 (collectively, the "INDENTURE"), and each by and among the Operating Partnership, AMB Property Corporation, a Maryland corporation, the sole general partner of the Operating Partnership and guarantor of the Notes (the "GUARANTOR"), and State Street Bank and Trust Company of California, N.A., as Trustee (the "TRUSTEE"), and will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Basic Prospectus referred to below.

         As used herein, the "COMPANY" shall include the Operating Partnership, the Guarantor and each of the subsidiaries of the Operating Partnership or the Guarantor which is a significant subsidiary as defined in Rule 405 of Regulation C of the Securities Act of 1933, as amended (the "SECURITIES ACT"), as set forth on Schedule I hereto (each, a "SUBSIDIARY," and, collectively, the "SUBSIDIARIES").

      The Operating Partnership hereby appoints Morgan Stanley & Co. Incorporated ("MORGAN STANLEY"), A.G. Edwards & Sons, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Commerzbank Capital Markets Corp., First Union Securities, Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc. and PNC Capital Markets, Inc., and each other agent set forth on Schedule II hereto (individually, an "AGENT" and collectively, the "AGENTS") as

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its agents, subject to Section 8 and the other terms and conditions herein set forth, for the purpose of soliciting and receiving offers to purchase Notes from the Operating Partnership by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees to use reasonable best efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Operating Partnership at such times and in such amounts as the Operating Partnership shall from time to time specify. In addition, any Agent may also purchase Notes as principal pursuant to the terms of a terms agreement relating to such sale (a "TERMS AGREEMENT") in accordance with the provisions of Section 2(b) hereof. The Operating Partnership reserves the right to sell Notes through one or more additional agents or directly to or through certain investment banking firms as underwriters for resale to the public. The Operating Partnership has additionally reserved the right to sell Notes to investors on its own behalf in those jurisdictions where it is authorized to do so. No commission will be payable to the Agents on any Notes sold as described in the immediately preceding two sentences.

         The Operating Partnership and the Guarantor have filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on Form S-3 (File No. 333-86842), including a prospectus, relating to the Notes and the guarantees of the Notes (the "GUARANTEES"). Such registration statement, including the exhibits thereto, as amended at the Commencement Date (as hereinafter defined), but excluding the statement of eligibility of the trustee on Form T-1, is hereinafter referred to as the "REGISTRATION STATEMENT." The Operating Partnership proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act, supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes. The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "BASIC PROSPECTUS." The term "PROSPECTUS" means the Basic Prospectus together with the prospectus supplements and/or the pricing supplements referred to therein and issued from time to time (each a "PROSPECTUS SUPPLEMENT") specifically relating to Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the terms "BASIC PROSPECTUS" and "PROSPECTUS" shall include in each case the documents, if any, incorporated by reference therein. The terms "SUPPLEMENT," "AMENDMENT" and "AMEND" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Operating Partnership or the Guarantor with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

         1. REPRESENTATIONS AND WARRANTIES. The Operating Partnership and the Guarantor, jointly and severally, represent and warrant to and agree with each Agent as of the Commencement Date, as of each date on which an Agent solicits offers to purchase Notes, as of each date on which the Operating Partnership accepts an offer to purchase Notes (including any purchase by an Agent pursuant to a Terms Agreement), as of each date the Operating Partnership issues and delivers Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):


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                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Operating Partnership and the Guarantor, threatened by the Commission.

                  (b) Except for statements in such documents which do not constitute part of the Registration Statement or Prospectus pursuant to Rule 412 of Regulation C under the Securities Act, (i) each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
         (iii) the Registration Statement and the Prospectus complied when originally filed, comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (A) the representations and warranties set forth in this paragraph 1(b) do not apply to (1) statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Agent furnished to the Operating Partnership in writing by such Agent expressly for use therein, which are the names of the Agents in the first paragraph, the second, third, fourth and fifth sentences of the third paragraph, the first sentence of fifth paragraph, beginning with the language "but have been advised . . .", the sixth paragraph and the eighth paragraph (it being understood that First Union Securities, Inc. shall be solely responsible for the contents of this eighth paragraph) under the heading "Plan of Distribution", or (2) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), of the Trustee and (B) the representations and warranties set forth in clauses 1(b)(iii) and 1(b)(iv) above, when made as of the Commencement Date or as of any date on which an Agent solicits offers to purchase Notes or on which the Operating Partnership accepts an offer to purchase Notes, shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus or the Prospectus Supplement.

                  (c) The Guarantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, and has all power and authority necessary to own, lease and operate its properties and to conduct the businesses in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Distribution Agreement, the Guarantees, the Indenture and any applicable Written Terms Agreement (as hereinafter defined). The Guarantor is duly qualified or registered as a foreign corporation and is in good standing in California and is in good standing in each other jurisdiction in which

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         such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered or to be in good standing in such other jurisdiction would not result in a material adverse effect on the consolidated financial position, results of operations or business of the Operating Partnership, the Guarantor and their subsidiaries, taken as a whole (a "MATERIAL ADVERSE EFFECT").

                  (d) The Operating Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Delaware and is in good standing under the Delaware Revised Uniform Limited Partnership Act with partnership power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Prospectus and to enter into and perform its obligations under this Distribution Agreement, the Notes, the Indenture, the Calculation Agency Agreement between the Operating Partnership and the Trustee (the "CALCULATION AGENCY AGREEMENT") and any applicable Written Terms Agreement. The Operating Partnership is duly qualified or registered as a foreign partnership and is in good standing in California and is in good standing in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered or to be in good standing in such other jurisdiction would not have Material Adverse Effect. The Guarantor is the sole general partner of the Operating Partnership and owns the percentage interest in the Operating Partnership as set forth or incorporated by reference in the Prospectus.

                  (e) Each Subsidiary has been, as the case may be, duly incorporated or organized, is validly existing as a partnership, corporation or limited liability company in good standing under the laws of its respective jurisdiction of organization, has the corporate, partnership or other power and authority to own its property and to conduct its business as described in the Prospectus. Each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock or other ownership interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and, except as set forth or incorporated by reference in the Prospectus, are owned directly or indirectly by the Operating Partnership or the Guarantor, free and clear of all liens, encumbrances, equities or claims.

                  (f) Each of the joint venture partnerships or limited liability companies listed on Schedule III hereto (the "JOINT VENTURES") has been duly formed and is validly existing as a limited partnership or limited liability company in good standing under the laws of its state of organization, with power and authority to own, lease and operate its properties and to conduct the business in which it is engaged. Each Joint Venture is duly qualified or registered as a foreign limited partnership or limited liability company to transact business in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or be registered would not have a Material

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         Adverse Effect. The Operating Partnership, the Guarantor or a
         subsidiary of the Operating Partnership or the Guarantor owns the percentage of the partnership or other equity interest in each of the Joint Ventures as set forth on Schedule III hereto (the "JOINT VENTURE INTERESTS"), and each of the Joint Venture Interests is validly issued and fully paid and free and clear of any security interest, mortgage, pledge, lien encumbrance, claim or equity. The Operating Partnership and the Guarantor have no other interests in joint ventures, partnerships or limited liability companies in which unrelated third parties have interests, other than as set forth on Schedule III hereto or the Subsidiaries.

                  (g) This Distribution Agreement, the Calculation Agency Agreement and any applicable Written Terms Agreement have been duly authorized, executed and delivered by the Operating Partnership and the Guarantor and constitute the valid and binding agreement of each of them, enforceable against them in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

                  (h) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Operating Partnership and the Guarantor and is a valid and binding agreement of each of them, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

                  (i) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the purchasers thereof, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Operating Partnership, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

                  (j) The Guarantees have been duly authorized and, when executed and the Notes are authenticated in accordance with the provisions of the Indenture, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and general principles of equity.

                  (k) The Notes, the Guarantees and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed as exhibits to the Registration Statement.

                  (l) All of the issued and outstanding partnership units of the Operating Partnership (the "UNITS") have been duly and validly authorized and issued and conform to the description thereof contained or incorporated by reference in the Prospectus. The Units owned by the Guarantor are owned directly by the Guarantor, free and clear of all liens, encumbrances, equities or claims.


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                  (m) The execution and delivery by the Operating Partnership and the Guarantor of, and the performance by each of the Operating Partnership and the Guarantor of its respective obligations under, this Distribution Agreement, the Notes, the Guarantees, the Indenture, the Calculation Agency Agreement and any applicable Written Terms Agreement and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, joint venture agreement, partnership agreement, limited liability company agreement or any other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such conflicts, breaches or violations which would not, singly or in the aggregate, have a Material Adverse Effect, (ii) result in any violation of the provisions of the charter, by-laws, certificate of limited partnership, partnership agreement or other organizational documents of the Operating Partnership, the Guarantor or any Subsidiary, as the case may be, or
         (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, except where such noncompliance or violation of any such statute, order, rule or regulation would not, singly or in the aggregate, have a Material Adverse Effect. No consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution and delivery by the Operating Partnership and the Guarantor of, and the performance by each of the Operating Partnership and the Guarantor of its respective obligations under, this Distribution Agreement, the Notes, the Guarantees, the Indenture, the Calculation Agency Agreement and any applicable Written Terms Agreement and the consummation of the transactions contemplated hereby and thereby, except for (A) the registration of the Notes under the Securities Act or the rules and regulations thereunder and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act, Exchange Act of 1934, the Trust Indenture Act, or the rules and regulations thereunder, and applicable state and foreign securities laws in connection with issuance, offer and sale of the Notes or (B) consents, approvals, authorizations, orders, filings or registrations that will be completed on or prior to the Commencement Date or in connection with the issuance of Notes.

                  (n) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, to which the Company is a party or to which any of the properties of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or incorporated by reference, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described, incorporated by reference or filed as required.

                  (o) None of the Operating Partnership, the Guarantor or any Subsidiary is, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, none will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.


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                  (p) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Operating Partnership, the Guarantor and their subsidiaries, taken as a whole, from that set forth or incorporated by reference in the Prospectus. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as described in or contemplated by the Prospectus or a document incorporated therein by reference, (i) the Company has not incurred any liability or obligation, direct or contingent, nor entered into any transaction not in the ordinary course of business that is material with respect to the Operating Partnership, the Guarantor and their subsidiaries, taken as a whole; and (ii) there has not been any change in the capital stock or increase in the short-term debt or long-term debt that is, in either case, material with respect to the Operating Partnership, the Guarantor and their subsidiaries, taken as a whole (excluding Notes issued under the medium-term note program established by this Distribution Agreement and excluding debt resulting from a draw down on the Operating Partnership's credit facility).

                  (q) Except as otherwise disclosed or incorporated by reference in the Prospectus:

                           (i) as of March 31, 2002 the Company (directly or
                  indirectly) owned 921 buildings and centers (the "Properties"), comprised of 914 industrial buildings and 7 retail centers;

                           (ii) the Company (directly or indirectly) has good
                  and marketable fee simple title to the land underlying the Properties and good and marketable title to the improvements thereon, other than those improvements located on land which the Company (directly or indirectly) acts as the ground lessor (the "TENANT OWNED IMPROVEMENTS"), and all other assets that are required for the effective operation of such Properties in the manner in which they currently are operated, subject, however, to existing mortgages on such Properties, to utility easements serving such Properties and other immaterial easements, reciprocal easement agreements and licenses, to liens of ad valorem taxes and other assessments not delinquent, to zoning and similar governmental land use matters affecting such Properties that are consistent with the current uses of such Properties, to matters of title not adversely affecting marketability of title to such Properties, other immaterial statutory liens not due and payable, title matters that may be material in character, amount or extent but which do not materially detract from the value, or interfere with the use of, the Properties or otherwise materially impair the business operations being conducted or proposed to be conducted thereon, service marks and trade names used in connection with such Properties, ownership by others of certain items of equipment and other items of personal property that are not material to the conduct of business operations at such Properties and ownership of improvements pursuant to certain valid, existing and enforceable ground leases;

                           (iii) except as would not have a Material Adverse
                  Effect, with respect to the Properties held through Joint Ventures (the "JOINT VENTURE PROPERTIES"),

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                  the Joint Ventures that currently own such Properties have good and marketable fee simple title to the land underlying such Properties, and good and marketable title to the improvements thereon, other than the Tenant Owned Improvements, and all other assets that are required for the effective operation of such Properties in the manner in which they currently are operated, subject to the exceptions set forth in clause (ii) above;

                           (iv) all liens, charges, encumbrances, claims, or
                  restrictions on or affecting any of the Properties or the assets of the Company which are required to be disclosed in the Prospectus are disclosed or incorporated by reference therein;

                           (v) neither the Company nor, to the knowledge of the
                  Operating Partnership or the Guarantor, any tenant of any of the Properties is in default under any of the leases pursuant to which the Company, as lessor, leases its Property (and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults that would not result in a Material Adverse Effect;

                           (vi) any real property and buildings held under lease
                  by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, except as described in or contemplated by the Prospectus;

                           (vii) no person has an option or right of first
                  refusal to purchase all or part of any Property or any interest therein which is material to the Operating Partnership, the Guarantor and their subsidiaries, taken as a whole;

                           (viii) each of the Properties complies with all
                  applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed or incorporated by reference in the Prospectus and except for such failures to comply that would not individually or in the aggregate result in a Material Adverse Effect;

                           (ix) neither the Operating Partnership nor the
                  Guarantor has knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to any of the Properties, except such proceedings or actions that would not have a Material Adverse Effect; and

                           (x) except as would not result in a Material Adverse
                  Effect,

                                    (i) the ground leases under which the
                           Company (directly or indirectly) or a Joint Venture holds or uses real property relating to the Properties are in full force and effect, and


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                                    (ii) the Company and, to the knowledge of
                           the Company, the Joint Ventures or other named lessees under such leases (A) are not in default in respect of any of the terms or provisions of such leases and (B) have not received notice of the assertion of any claim by anyone adverse to such person's or entity's rights as lessees under such leases, or affecting or questioning such person's or entity's right to the continued possession or use of the Property under such leases or of a default under such leases.

                           (r) Except as disclosed or incorporated by reference
                  in the Prospectus:

                                    (i) each Property, including, without
                           limitation, the Environment (as defined below) associated with such Property, is free of any Hazardous Substance (as defined below) in violation of any Environmental Law (as defined below) applicable to such Property, except for Hazardous Substances that would not result in a Material Adverse Effect;

                                    (ii) the Company has not caused or suffered
                           to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property, and no condition exists on, in, under or, to the knowledge of the Company, adjacent to any Property that could result in the incurrence of liabilities or any violations of any Environmental Law applicable to such Property, give rise to the imposition of any Lien (as defined below) under any Environmental Law, or cause or constitute a health, safety or environmental hazard to any property, person or entity, except in each case that would not, singly or in the aggregate, have a Material Adverse Effect;

                                    (iii) neither the Company nor, to the
                           knowledge of the Company, any tenant of any of the Properties has received any written notice of a claim under or pursuant to any Environmental Law applicable to a Property or under common law pertaining to Hazardous Substances on or originating from any Property, except for any such claims which would not, singly or in the aggregate, have a Material Adverse Effect;

                                    (iv) neither the Company nor, to the
                           knowledge of the Company, any tenant of any of the Properties has received any written notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law applicable to a Property that is uncured or unremediated as of the date hereof, except for any such violations which would not, singly or in the aggregate, have a Material Adverse Effect;

                                    (v) no Property is included or, to the
                           knowledge of the Company, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA"), nor has the Company received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Property on such list;


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                                    (vi) the Company and, to the knowledge of
                           the Company, each tenant at any of the Properties (A) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (B) is in compliance with all terms and conditions of any such permit, license or approval, except in each case where such noncompliance, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect; and

                                    (vii) there are no costs or liabilities
                           associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

                  As used herein: "HAZARDOUS SUBSTANCE" shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, as heretofore amended, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as heretofore amended); "ENVIRONMENT" shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air; "ENVIRONMENTAL LAW" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.
         Section 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C.
         Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), and all other applicable Federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environment or of human health from environmental effects; "GOVERNMENTAL AUTHORITY" shall mean any Federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "LIEN" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "RELEASE" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

                  (s) The independent auditors of the Company, who have certified certain financial statements in the Registration Statement, whose report appears in the Prospectus, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder during the periods covered by the financial statements on which they reported contained in the Prospectus.

                  (t) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Company has not been refused any insurance coverage sought or applied for; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as described in or contemplated by the Prospectus or in a document incorporated by reference in the Prospectus.

                  (u) The Company possesses all certificates, authorizations and permits issued by the appropriate Federal, state or foreign regulatory authorities necessary to conduct its businesses, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect, except as described in or contemplated by the Prospectus or in a document incorporated by reference in the Prospectus.

                  (v) The Company has filed all Federal, state, and local income tax returns which have been required to be filed and has paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith (and except in any case in which the failure to so file or pay would not have a Material Adverse Effect).

                  (w) The financial statements (including the notes thereto) included in the Registration Statement and the Prospectus present fairly the financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified, and except as otherwise stated or incorporated by reference in the Registration Statement, said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis. The supporting schedules included in the Registration Statement present fairly the information required to be stated or incorporated by reference therein. The financial information and data included in the Registration Statement and the Prospectus present fairly the information included therein and have been prepared on a basis consistent with that of the books and records of the respective entities presented therein. Pro forma financial information included or incorporated by reference in the Prospectus has been prepared in accordance with the applicable requirements of Rules 11-01 and 11-02 of Regulation S-X under the Securities Act, and the necessary pro forma adjustments have been properly applied to the historical amounts in the compilation of such information, and, in management's opinion, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  (x) The Company is currently in compliance with all presently applicable provisions of the Americans with Disabilities Act, except for such noncompliance which would not, singly or in the aggregate, have a Material Adverse Effect, and no failure of the Company to comply with all presently applicable provisions of the Americans with Disabilities Act would have a Material Adverse Effect.

                  (y) The Guarantor has elected to be taxed as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended (the "CODE"), commencing with its taxable year ended December 31, 1997; the Guarantor has qualified and expects that it will continue to qualify as a "real estate investment trust" under the Code beginning with its taxable year ended December 31, 1997, and will continue to qualify as a "real estate investment trust" under the Code after consummation of the transactions contemplated by the Prospectus; and the Guarantor's present and contemplated operations, assets and income will enable it to meet the requirements for qualification as a "real estate investment trust" under the Code.

                  (z) Each of the Second Amended and Restated Credit Agreement dated November 26, 1997 among the Operating Partnership and the banks listed therein, the Amendment thereto dated as of May 29, 1998, the Second Amendment thereto made as of September 30, 1998, and the Third Amendment thereto made as of March 22, 1999 (collectively, the "PRIOR CREDIT AGREEMENT"), have been superceded and terminated by all of the parties thereto and no longer have any force or effect and the Company does not have any obligations under or with respect to such agreements.

         2. SOLICITATIONS AS AGENT; PURCHASES AS PRINCIPAL.

                  (a) Solicitations as Agent. In connection with an Agent's actions as agent hereunder, such Agent agrees to use reasonable best efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

                  The Operating Partnership reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. As soon as practicable, but in any event not later than one business day after written notice from the Operating Partnership, the Agents will forthwith suspend solicitations of offers to purchase Notes from the Operating Partnership until such time as the Operating Partnership has advised the Agents that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); provided, however, that if the Registration Statement or Prospectus is amended or supplemented during the period of suspension (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters as such Agent may request.

                  The Operating Partnership agrees to pay to each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Note equal to the percentage set forth below of the purchase price of such Note:


                  TERM                                          COMMISSION RATE
                  ----                                          ---------------
                  From 9 months to less than 1 year                   .125%
                  From 1 year to less than 18 months                  .150%
                  From 18 months to less than 2 years                 .200%
                  From 2 years to less than 3 years                   .250%
                  From 3 years to less than 4 years                   .350%
                  From 4 years to less than 5 years                   .450%
                  From 5 years to less than 6 years                   .500%
                  From 6 years to less than 7 years                   .550%
                  From 7 years to less than 10 years                  .600%
                  From 10 years to less than 15 years                 .625%
                  From 15 years to less than 20 years                 .700%
                  From 20 years to less than 30 years                 .750%
                  From 30 years and beyond                      To be Negotiated

                  Each Agent shall communicate to the Operating Partnership, orally or in writing, each offer to purchase Notes received by such Agent as agent that in its judgment should be considered by the Operating Partnership. The Operating Partnership shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. Each Agent shall have the right to reject any offer to purchase Notes that it, in its reasonable discretion, considers to be unacceptable, and any such rejection shall not be deemed a breach of its agreements contained herein. Each Agent shall make reasonable best efforts to assist the Operating Partnership in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Operating Partnership. The procedural details relating to the issue and delivery of Notes sold by the Agents as agents and the payment therefor shall be as set forth in the

         Administrative Procedures (as hereinafter defined). All Notes sold through an Agent as agent will be sold at 100% of their principal amount, unless otherwise agreed to by the Operating Partnership and such Agent or provided in the applicable Note or pricing supplement.

                  (b) Purchases as Principal. Each sale of Notes to an Agent as principal shall be made in accordance with the terms of this Distribution Agreement. In connection with each such sale, the Operating Partnership will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by such Agent. Each Terms Agreement will take the form of either (i) a written agreement between such Agent and the Operating Partnership, which, unless otherwise agreed by the Operating Partnership and such Agent, may be substantially in the form of Exhibit A hereto (a "WRITTEN TERMS AGREEMENT"), or (ii) an oral agreement between such Agent and the Operating Partnership confirmed in writing by such Agent to the Operating Partnership.

                  An Agent's commitment to purchase Notes pursuant to a Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Operating Partnership and the Guarantor herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the maturity date of such Notes, the price to be paid to the Operating Partnership for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Section 2(a) above. Each such Terms Agreement may also specify any requirements for officers' certificates, opinions of counsel and letters from the independent public accountants of the Company pursuant to Section 4 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent.

                  Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by an Agent as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Notes to be purchased by an Agent as principal pursuant to a Terms Agreement is referred to herein as a "SETTLEMENT DATE."

                  Unless otherwise specified in a Terms Agreement, if an Agent is purchasing Notes as principal it may resell such Notes to other dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Prospectus Supplement relating to such Notes.

                  (c) Administrative Procedures. The Agents and the Operating Partnership and the Guarantor agree to perform their respective duties and obligations specifically provided to be performed in the Medium-Term Notes Administrative Procedures (attached hereto as Exhibit
         B) (the "ADMINISTRATIVE PROCEDURES"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Operating Partnership, the Guarantor and the Agents.

                  (d) Delivery. The documents required to be delivered by
         Section 4 of this Distribution Agreement as a condition precedent to each Agent's obligation to begin soliciting offers to purchase Notes as an agent of the Operating Partnership shall be delivered at the office of Latham & Watkins, counsel for the Operating Partnership and the Guarantor, not later than 9:00 A.M., San Francisco time, on the date hereof, or at such other time and/or place as the Agents and the Operating Partnership and the Guarantor may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which the Agents begin soliciting offers to purchase Notes and (ii) the first date on which the Operating Partnership accepts any offer by an Agent to purchase Notes pursuant to a Terms Agreement. The date of delivery of such documents is referred to herein as the "COMMENCEMENT DATE."

                  (e) Obligations Several. The Operating Partnership and the Guarantor acknowledge that the obligations of the Agents under this Distribution Agreement are several and not joint.

         3. AGREEMENTS. The Operating Partnership and the Guarantor agree with each Agent that:

                  (a) Prior to the termination of the offering of the Notes pursuant to this Distribution Agreement or any Terms Agreement, the Operating Partnership and the Guarantor will not file any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless the Operating Partnership and the Guarantor have previously furnished to the Agents copies thereof for their review and will not file any such proposed supplement or amendment to which the Agents reasonably object; provided, however, that (i) the foregoing requirement shall not apply to the filing of documents which are incorporated by reference in the Prospectus and (ii) any Prospectus Supplement that merely sets forth the terms or a description of particular Notes shall only be reviewed and approved by the Agent or Agents offering such Notes. Subject to the foregoing sentence, the Operating Partnership and the Guarantor will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Operating Partnership and the Guarantor will promptly advise the Agents
         (A) of the filing of any amendment or supplement to the Basic Prospectus (except that notice of the filing of an amendment or supplement to the Basic Prospectus that merely sets forth the terms or a description of particular Notes shall only be given to the Agent or Agents offering such Notes and the Operating Partnership and the Guarantor shall not be required to so advise the Agents of the filing of documents which are incorporated by reference therein), (B) of the filing and effectiveness of any amendment to the Registration Statement, except for the filing of documents which are incorporated by reference therein, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The

         Operating Partnership and the Guarantor will use best efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

                  (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in the opinion of the Agents or in the opinion of the Operating Partnership and the Guarantor, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Operating Partnership and the Guarantor will immediately notify the Agents by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Operating Partnership and the Guarantor, the Agents shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Operating Partnership and the Guarantor shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise the Agents promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to the Agents, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as they may reasonably request. If the documents, certificates, opinions and letters furnished to the Agents pursuant to Sections 3(f), 5(a), 5(b) and 5(c) hereof in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to the Agents, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this paragraph, until the distribution of any Notes an Agent may own as principal has been completed, if any event described above in this paragraph occurs, the Operating Partnership and the Guarantor will, at their own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to such Agent and the Operating Partnership and the Guarantor, will supply such amended or supplemented Prospectus to such Agent in such quantities as it may reasonably request and shall furnish to such Agent pursuant to Sections 3(f), 5(a), 5(b) and 5(c) hereof such documents, certificates, opinions and letters specified therein in connection with the preparation and filing of such amendment or supplement.

                  (c) Each of the Operating Partnership and the Guarantor will make generally available to its respective security holders and to the Agents as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Operating Partnership's and the Guarantor's respective fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Operating Partnership's and the Guarantor's respective fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

                  (d) The Operating Partnership and the Guarantor will furnish to each Agent, without charge, a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as such Agent may reasonably request.

                  (e) The Operating Partnership and the Guarantor will endeavor to qualify the Notes and the Guarantees for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to maintain such qualifications for as long as the Agents shall reasonably request.

                  (f) The Operating Partnership and the Guarantor shall furnish to the Agents such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indenture, the Notes, this Distribution Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request.

                  (g) The Operating Partnership and the Guarantor, as applicable, shall notify the Agents promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded any of the Operating Partnership's or the Guarantor's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

                  (h) The Operating Partnership and the Guarantor will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Distribution Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes and the Guarantees, (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel,
         (iv) the qualification of the Notes and Guarantees under securities or Blue Sky laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue

         Sky or Legal Investment Memoranda, (v) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Agents of copies of any Blue Sky or Legal Investment Memoranda, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, (ix) the reasonable fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder, and (x) any out-of-pocket expenses incurred by the Agents; provided that any advertising expenses incurred by the Agents shall have been approved by the Operating Partnership and the Guarantor.

                  (i) During the period beginning the date of any Terms Agreement and continuing to and including the Settlement Date with respect to such Terms Agreement, neither the Operating Partnership nor the Guarantor will, without such Agent's prior written consent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Operating Partnership or the Guarantor or warrants to purchase debt securities of the Operating Partnership or the Guarantor substantially similar to such Notes (other than (i) the Notes that are to be sold pursuant to such Terms Agreement, (ii) Notes previously agreed to be sold by the Operating Partnership or the Guarantor and (iii) commercial paper issued in the ordinary course of business), except as may otherwise be provided in such Terms Agreement.

         4. CONDITIONS OF THE OBLIGATIONS OF THE AGENTS. Each Agent's obligation to solicit offers to purchase Notes as agent of the Operating Partnership, each Agent's obligation to purchase Notes pursuant to any Terms Agreement and the obligation of any other purchaser to purchase Notes will be subject to the accuracy of the representations and warranties on the part of the Operating Partnership and the Guarantor herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of an Agent's obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of an Agent's or any other purchaser's obligation to purchase Notes, at the time the Operating Partnership accepts the offer to purchase such Notes and at the time of issuance and delivery) and (in each case) to the following additional conditions precedent when and as specified:

                  (a) Prior to such solicitation or purchase, as the case may be:

                           (i) there shall not have occurred any change, or any
                  development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Operating Partnership, the Guarantor and their subsidiaries, taken as a whole, from that set forth in the Prospectus, as amended or supplemented (including by incorporation by reference) at the time of such solicitation or at the time such offer to purchase was made, that, in the judgment of the relevant Agent, is material and adverse and that makes it, in the judgment of such Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as so amended or supplemented;

                           (ii) there shall not have occurred any (A) suspension
                  or material limitation of trading generally on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or a material disruption in securities settlement or clearance services, (B) suspension of trading of any securities of the Operating Partnership or the Guarantor on any exchange or in any over-the-counter market, (C) declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities or (D) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, including, without limitation, an act of terrorism, that, in the judgment of the relevant Agent, is material and adverse and, in the case of any of the events described in clauses 4(a)(ii)(A) through 4(a)(ii)(D), such event, singly or together with any other such event, makes it, in the judgment of such Agent, impracticable or inadvisable to market the Notes on the terms and in the manner contemplated by the Prospectus, as amended or supplemented (including by incorporation by reference) at the time of such solicitation or at the time such offer to purchase was made; and

                           (iii) there shall not have occurred any downgrading,
                  nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Operating Partnership, the Guarantor or any of their respective securities or the rating outlook for any of them by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                                    (A) except, in each case described in
                           Section 4(a)(i), 4(a)(ii) or 4(a)(iii) above, as disclosed to the relevant Agent in writing by the Operating Partnership and the Guarantor prior to such solicitation or, in the case of a purchase of Notes, as disclosed to the relevant Agent before the offer to purchase such Notes was made; or

                                    (B) unless in each case described in Section
                           4(a)(ii) above, the relevant event shall have occurred and been known to the relevant Agent before such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.

                  (b) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, the relevant Agents shall have received:

                           (i) An opinion, dated as of such date, of Latham &
                  Watkins, outside counsel for the Operating Partnership and the Guarantor, to the effect that:

                                    (A) the Operating Partnership has been duly
                           formed and is a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act, with partnership power and authority to own, lease and operate its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Notes, the Indenture, the Calculation Agency Agreement and any applicable Written Terms Agreement in the form attached as Exhibit A to this Agreement. Based solely on certificates of public officials, counsel confirms that the Operating Partnership is qualified to do business in the following States: _____________;

                                    (B) based solely on certificates of public
                           officials, counsel confirms that the Guarantor is qualified to do business in the following states:
                           _____________;

                                    (C) each Subsidiary has been duly formed and
                           is a limited partnership, corporation or limited liability company in good standing under the applicable laws of its jurisdiction, with partnership, corporate or other power and authority to own, lease and operate its properties and conduct its business as described in a certificate provided to us by such Subsidiary, and, based solely on certificates of public officials, is qualified to do business in the following states: _________________;

                                    (D) the issuance and sale of the Notes by
                           the Operating Partnership and the issuance of the Guarantees by the Guarantor pursuant to this Agreement, the Indenture and any applicable Written Terms Agreement in the form attached as Exhibit A to this Agreement and the execution and delivery by the Operating Partnership and the Guarantor of, and the performance on or prior to the date of such opinion by the Operating Partnership and the Guarantor of their respective obligations under, this Agreement, the Notes, the Guarantees, the Indenture, the Calculation Agency Agreement and any applicable Written Terms Agreement in the form attached as Exhibit A to this Agreement and the consummation of the transactions contemplated thereby, will not result in (i) the violation by the Operating Partnership of its certificate of limited partnership, the Sixth Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of April 17, 2002 or the Revised Uniform Limited Partnership Act of the State of Delaware or
                           (ii) the violation by the Operating Partnership or the Guarantor of any federal, New York or California statute, rule or regulation known to such counsel to be applicable to the Operating Partnership or the Guarantor (other than federal or state securities laws, which are specifically addressed elsewhere herein) or (iii) in the breach or default under any of the Material Agreements; it being understood, however, that counsel need express no opinion with respect to the Credit Agreement dated as of September 27, 1999 among AMB Institutional Alliance Fund I, L.P., AMB Institutional Alliance REIT I, Inc., the lenders and issuing bank party thereto, BT Realty Resources, Inc. and The Chase Manhattan Bank, the Revolving Credit Agreement dated as of May 24, 2000 among the Operating

                           Partnership and the banks listed therein (the "Revolving Credit Agreement"), the Guaranty of Payment made as of May 24, 2000 between the Guarantor and JP Morgan Chase Bank (formerly Morgan Guaranty Trust Company of New York), as administrative agent for the banks listed on the signature page of the Revolving Credit Agreement or the Revolving Credit Agreement dated as of August 23, 2001, among AMB Institutional Alliance Fund II, L.P., AMB Institutional Alliance REIT II, Inc., the banks and financial institutions listed therein, Bank of America, N.A., as Administrative Agent, Dresdner Bank, AG, as Syndication Agent, and Bank One, N.A., as Documentation Agent. To the best of counsel's knowledge, no consent, approval, authorization or order of, or filing with, any federal, New York or California court or governmental agency or body or under the Revised Uniform Limited Partnership Act of the State of Delaware is required for the consummation of the issuance and sale of the Notes by the Operating Partnership or the issuance of the Guarantees by the Guarantor pursuant to this Agreement, the Indenture and any applicable Written Terms Agreement in the form attached as Exhibit A to this Agreement and the execution and delivery by the Operating Partnership and the Guarantor of, and the performance on or prior to the date hereof by the Operating Partnership and the Guarantor of their respective obligations under, the Distribution Agreement, the Notes, the Guarantees, the Indenture, the Calculation Agency Agreement and any applicable Written Terms Agreement in the form attached as Exhibit A to this Agreement and the consummation of the transactions contemplated hereby and thereby, except such as have been obtained under the Act and such as may be required under the Act or under state securities laws in connection with the issuance and sale of the Notes.

                                    No opinion is expressed in this paragraph as
                           to the application of Section 548 of the Federal Bankruptcy Code and comparable provisions of state law, or under other laws customarily excluded from such opinions, including federal securities laws (certain aspects of which are expressly addressed elsewhere herein), state securities laws, antifraud laws, or antitrust or trade regulation laws, ERISA or similar laws.

                                    (E) assuming due authorization by the
                           Guarantor on its own behalf and in its capacity as the general partner of the Operating Partnership, this Agreement has been duly authorized, executed and delivered by the Operating Partnership;

                                    (F) assuming due authorization by the
                           Guarantor on its own behalf and in its capacity as the general partner of the Operating Partnership, when the terms of an applicable Written Terms Agreement are determined by the Guarantor's Board of Directors, the Medium-Term Note Committee of the Guarantor's Board of Directors or an authorized officer of the Guarantor, and when such Written Terms Agreement has been executed by a duly authorized officer of the Guarantor, in its capacity as general partner Operating Partnership, and delivered to the other party thereto by a duly authorized officer of the Guarantor on its own behalf and in its capacity as general partner of the Operating Partnership, any such Written Terms Agreement will have been duly authorized, executed and delivered by the Operating Partnership;

                                    (G) the Indenture has been duly qualified
                           under the Trust Indenture Act and (assuming due authorization by the Guarantor on its own behalf and in its capacity as general partner of the Operating Partnership) has been duly authorized, executed and delivered by the Operating Partnership and (assuming due authorization, execution and delivery by the Trustee) is the legally valid and binding agreement of the Operating Partnership and the Guarantor, enforceable against the Operating Partnership and the Guarantor in accordance with its terms;

                                    (H) assuming due authorization by the
                           Guarantor on its own behalf and in its capacity as the general partner of the Operating Partnership, when the remaining terms of the Notes are determined by the Guarantor's Board of Directors, the Medium-Term Note Committee of the Guarantor's Board of Directors or an authorized officer of the Guarantor, and when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the purchasers thereof in accordance with the terms of this Agreement and any applicable Written Terms Agreement in the form attached as Exhibit A to the Distribution Agreement, the Notes will have been duly authorized, executed and delivered by, and will be legally valid and binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms and entitled to the benefits of the Indenture;

                                    (I) assuming due authorization by the
                           Guarantor, when the remaining terms of the Notes are determined by the Guarantor's Board of Directors, the Medium Term Note Committee of the Guarantor's Board of Directors or an authorized officer of the Guarantor, and when executed in accordance with the terms of the Indenture and upon due execution, authentication and delivery of the Notes and payment therefor, the Guarantees will be legally valid and binding obligations of the Guarantor, enforceable against the Guarantor in accordance with their terms and entitled to the benefits of the Indenture;

                                    (J) the statements in the Prospectus under
                           the captions "Description of Notes" and "Plan of Distribution," insofar as they purport to describe or summarize certain provisions of the agreements, statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects;

                                    (K) the statements in the Prospectus under
                           the caption "Certain Federal Income Tax
                           Considerations," insofar as they purport to describe or summarize certain provisions of the agreements, statutes or regulations referred to therein, are accurate descriptions or summaries in all material respects;

                                    (L) neither the Operating Partnership, the
                           Guarantor nor any Subsidiary is, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus, neither the Operating Partnership, the Guarantor nor any Subsidiary will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

                                    (M) the Registration Statement, as of the
                           date it was declared effective, and the Prospectus, as of its date, complied as to form in all material respects with the requirements for registration statements on Form S-3 under the Act, the Trust Indenture Act and the rules and regulations of the Commission thereunder; it being understood, however, that counsel need express no opinion with respect to the financial statements, schedules, other financial data, or exhibits included in, incorporated by reference in, or omitted from, the Registration Statement, the Prospectus or the Incorporated Documents, with respect to the Form T-1 or with respect to the compliance as to form with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, of the Incorporated Documents. In passing upon the compliance as to form of the Registration Statement and the Prospectus, counsel may have assume that the statements made and incorporated by reference therein are correct and complete.

                           In addition, such counsel shall state it has
                  participated in conferences with officers and other representatives of the Operating Partnership and the Guarantor, representatives of the independent public accountants for the Operating Partnership and the Guarantor, and the Agents representatives, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement and the Prospectus (except as specifically stated in paragraphs
                  (J) and (K) above) or the Incorporated Documents and have not made any independent check or verification thereof, during the course of such participation, no facts came to such counsel's attention that caused it to believe that the Registration Statement, including the Incorporated Documents, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (including the Incorporated Documents), as of its date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no belief with respect to the financial statements, schedules, other financial data, or exhibits included or incorporated by reference in, or omitted from, the Registration Statement or the Prospectus or with respect to the Form T-1.

                           (ii) An opinion, dated as of such date, of Tamra D.
                  Browne, General Counsel to the Guarantor, to the effect that:

                                    (A) the Guarantor is the sole general
                           partner of the Operating Partnership;

                                    (B) assuming the due authorization by the
                           Guarantor in its capacity as the sole general partner of the Operating Partnership, the Units held by the Guarantor are as set forth in the Prospectus and have been duly authorized and validly issued. The Units owned by the Guarantor are owned of record directly by the Guarantor and, to the best of such counsel's knowledge, are free and clear of all liens and encumbrances;

                                    (C) the issuance and sale of the Notes by
                           the Operating Partnership and the issuance of the Guarantees by the Guarantor pursuant to this Agreement, the Indenture and any applicable Written Terms Agreement in the form attached as Exhibit A to this Agreement and the execution and delivery by the Operating Partnership and the Guarantor of, and the performance by the Company on or prior to the date hereof of its obligations under, this Agreement, the Notes, the Guarantees, the Indenture, the Calculation Agency Agreement and any applicable Written Terms Agreement in the form attached as Exhibit A hereto and the consummation of the transactions contemplated thereby, will not result in a breach or default under
                           (i) the Revolving Credit Agreement, (ii) the
                           Revolving Credit Agreement dated as of August 23, 2001, among AMB Institutional Alliance Fund II, L.P., AMB Institutional Alliance REIT II, Inc., the banks and financial institutions listed therein, Bank of America, N.A., as Administrative Agent, Dresdner Bank, AG, as Syndication Agent, and Bank One, N.A., as Documentation Agent (the "Alliance Fund II Credit Agreement") or (iii) the Guaranty of Payment made as of May 24, 2000 between the Guarantor and JPMorgan Chase Bank (formerly Morgan Guaranty Trust Company of New York), as administrative agent for the banks listed on the signature page of the Revolving Credit Agreement (the "Guaranty of Payment").;

                                    (D) each of the Incorporated Documents
                           complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; it being understood, however, that counsel expresses no opinion with respect to the financial statements, schedules and other financial data included in the Incorporated Documents; and

                                    (E) to the best of counsel's knowledge,
                           there are no legal or governmental proceedings required to be described in the Registration Statement or the Prospectus that are not so described and there are no contracts or other documents of a character required to be described in the Registration Statement or Prospectus, to be filed as exhibits to the Registration Statement or to be filed under the Exchange Act, if upon such filing they would be incorporated by reference therein that are not described or filed as required.

                           (iii) An opinion, dated as of such date, of Ballard
                  Spahr Andrews & Ingersoll, LLP, special Maryland counsel for the Guarantor, to the effect that:

                                    (A) the Guarantor has been duly
                           incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Guarantees, the Indenture and any applicable Written Terms Agreement delivered in accordance with the terms of this Agreement and the Indenture;

                                    (B) the issuance of the Notes in accordance
                           with the terms of this Agreement and the Indenture has been duly authorized by the Guarantor in its capacity as general partner of the Operating Partnership pursuant to all necessary corporate action required under the Charter and Bylaws of the Guarantor and the Maryland General Corporation Law (the "MGCL"); and when the remaining terms of the issuance and sale of the Notes are determined in accordance with the terms of this Agreement and the Indenture, by the Board of Directors or the Medium Term Note Committee of the Board of Directors of the Guarantor, or by an authorized officer of the Guarantor, on behalf of the Guarantor as general partner of the Operating Partnership, and such Notes, each with an executed Guarantee endorsed thereon, are executed and delivered by a duly authorized officer of the Guarantor, and are authenticated, issued and delivered against payment therefor in accordance with the terms of the Indenture and this Agreement, the Notes will have been duly executed, and, to the best of such counsel's knowledge, delivered by the Guarantor in its capacity as general partner of the Operating Partnership;

                                    (C) the execution and delivery by the
                           Guarantor, in its individual capacity and in its capacity as general partner of the Operating Partnership, of this Agreement have been duly authorized by all necessary corporate action required under the Charter and Bylaws of the Guarantor and the MGCL; and this Agreement has been duly executed and, to the best of such counsel's knowledge, delivered by the Guarantor in its individual capacity and its capacity as general partner of the Operating Partnership;

                                    (D) the execution and delivery in accordance
                           with the terms of this Agreement and the Indenture by the Guarantor, in its individual capacity and in its capacity as general partner of the Operating Partnership, of any applicable Written Terms Agreement have been duly authorized by all necessary corporate action required under the Charter and Bylaws of the Guarantor and the MGCL; and when the remaining terms of the issuance and sale of the Notes are determined in accordance with the terms of this Agreement and the Indenture by the Board of Directors or the Medium Term Note Committee of the Board of Directors of the Guarantor, or by an authorized officer of the Guarantor, on behalf of the Guarantor as general partner of the Operating Partnership, and such Notes, each with an executed Guarantee endorsed thereon, are authenticated, issued and delivered against payment therefor in accordance with the terms of the Indenture and this Agreement, any applicable Written Terms Agreement executed and delivered on or before a Settlement Date will have been duly executed and, to the best of counsel's knowledge, delivered by the Guarantor in its individual capacity and in its capacity as the general partner of the Operating Partnership;

                                    (E) the execution and delivery by the
                           Guarantor, in its individual capacity and in its capacity as general partner of the Operating Partnership, of the Indenture, have been duly authorized by all necessary corporate action required under the Charter and Bylaws of the Guarantor and the MGCL; and the Indenture has been duly executed, and, to the best of such counsel's knowledge, delivered by the Guarantor, in its individual capacity and in its capacity as the general partner of the Operating Partnership;

                                    (F) the execution and delivery by the
                           Guarantor of the Guarantees in accordance with the terms of this Agreement and the Indenture have been duly authorized by all necessary corporate action required under the Charter and Bylaws of the Guarantor and the MGCL; and when the remaining terms of the issuance and sale of the Notes are determined in accordance with the terms of this Agreement and the Indenture, by the Board of Directors or the Medium Term Note Committee of the Board of Directors of the Guarantor, or by an authorized officer of the Guarantor, on behalf of the Guarantor as general partner of the Operating Partnership, and such Notes, each with an executed Guarantee endorsed thereon, are authenticated, issued and delivered against payment therefor in accordance with the terms of the Indenture and this Agreement, such Guarantees will have been duly executed, and, to the best of such counsel's knowledge, delivered by the Guarantor, in its individual capacity;

                                    (G) the execution and delivery by the
                           Guarantor of, and the performance by the Guarantor of its obligations under, this Agreement, the Guarantees, the Indenture and any applicable Written Terms Agreement, and the consummation of the transactions contemplated thereby, in each case in accordance with the terms of this Agreement and the Indenture (i) will not contravene any provision of the MGCL, (ii) will not result in any violation of the provisions of the Charter or Bylaws of the Guarantor, and (iii) will not, to such counsel's knowledge, result in any violation of any order, rule, regulation or decree of any court or governmental agency or authority of the State of Maryland issued under or pursuant to the MGCL and applicable to the properties, assets or businesses owned directly or indirectly by the Guarantor;

                                    (H) no consent, approval, authorization,
                           order of or qualification with any court or governmental agency or authority of the State of Maryland is required to be obtained under the MGCL by the Guarantor, the Operating Partnership or any Subsidiary organized under the laws of the State of Maryland, in connection with the offer, issuance or sale of the Notes, together with the corresponding Guarantees, in accordance with this Agreement and the Indenture, except for such as have been obtained; and

                                    (I) the information in the Registration
                           Statement under Item 15 to the extent that it constitutes matters of Maryland law or a summary of the provisions of the Charter of the Guarantor has been reviewed by us and is correct in all material respects.

                           (iv) An opinion, dated as of such date, of Gibson,
                  Dunn & Crutcher LLP, counsel for the Agents, in form and substance satisfactory to the Agents.

                           The opinions of Latham & Watkins, Counsel to the
                  Guarantor and Ballard Spahr Andrews & Ingersoll described in paragraphs (i), (ii) and (iii) above shall be rendered to the Agents at the request of the Operating Partnership and the Guarantor and shall so state therein.

                  (c) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, the relevant Agents shall have received a certificate, dated the Commencement Date or such Settlement Date, as the case may be, in form and substance reasonably satisfactory to such Agents and signed by an executive officer of the Guarantor, on behalf of the Guarantor and on behalf of the Guarantor as General Partner of the Operating Partnership, to the effect set forth in Sections 4(a)(i) and 4(a)(iii) and to the effect that the representations and warranties of the Operating Partnership and the Guarantor contained in this Distribution Agreement are true and correct as of such date and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date.

                  The officers signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

                  (d) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, the relevant Agents shall have received from the Company's independent public accountants, a letter or letters, dated the Commencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to such Agents containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented.

                  (e) On the Commencement Date and on each Settlement Date, the Company shall have furnished to the relevant Agents such appropriate further information, certificates and documents as they may reasonably request.

         5. ADDITIONAL AGREEMENTS OF THE OPERATING PARTNERSHIP AND THE
GUARANTOR.

                  (a) Each time the Registration Statement or Prospectus is amended or supplemented (including the filing of documents which are incorporated by reference in the Registration Statement or Prospectus but excluding (i) amendments, supplements or the incorporation by reference of documents relating to the terms of a particular issue of the Notes or an offering of securities other than the Notes, (ii) pricing supplements, (iii) amendments or supplements providing solely for a change in the interest rates, redemption provisions, amortization schedules, maturities or similar changes with respect to the Notes,
         (iv) the filing by the Guarantor of a proxy statement for its annual meeting of shareholders, (v) the filing by the Operating Partnership or the Guarantor of a Current Report on Form 8-K, unless in the Agents' reasonable judgment, the information contained in such report is of such a character that an officer's certificate should be furnished and the Agents so specify in writing, or (vi) amendments or supplements reflecting a change the Agents and the Operating Partnership and the Guarantor deem to be immaterial) or if specified in a Terms Agreement, the Operating Partnership and the Guarantor will deliver or cause to be delivered as soon as reasonably practicable to each Agent a certificate signed by an executive officer of the Guarantor, on behalf of the Guarantor and on behalf of the Guarantor as general partner of the Operating Partnership, dated the date of such amendment, supplement or filing of such incorporated document, or the date of delivery specified pursuant to a Terms Agreement, as the case may be, in form reasonably satisfactory to the Agents, to the effect that the statements contained in the certificate referred to in Section 4(c) hereof are true and correct as of the time of such amendment, supplement or filing or specified delivery (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate) or, in lieu of such certificate, a certificate signed by an executive officer of the Guarantor, on behalf of the Guarantor and on behalf of the Guarantor as general partner of the Operating Partnership, dated the date of such amendment, supplement or filing or specified delivery, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the certificate referred to in Section 4(c) modified as necessary to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such amendment, supplement or filing or specified delivery.

                  (b) Each time the Operating Partnership and the Guarantor furnish a certificate pursuant to Section 5(a) (excluding the filing of documents which are incorporated by reference in the Registration Statement or Prospectus as a result of the filing by the Operating Partnership or the Guarantor of a Quarterly Report on Form 10-Q, unless any Agent shall otherwise request in writing, and excluding the filing of documents which are incorporated by reference in the Registration Statement or Prospectus as a result of the filing by the Operating Partnership or the Guarantor of a Current Report on Form 8-K) or if specified in a Terms Agreement, the Operating Partnership and the Guarantor will furnish or cause to be furnished as soon as reasonably practicable to each Agent written opinions of independent and corporate counsel for the Operating Partnership and the Guarantor. Any such opinions shall be dated the date of such amendment, supplement or filing, or the date of delivery specified pursuant to a Terms Agreement, as the case may be, shall be in a form satisfactory to the Agents and shall be of the same tenor as the opinions referred to in Sections 4(b)(i), (ii) and (iii), but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions. In lieu of such opinions, counsel last furnishing such an opinion to an Agent may furnish to each Agent a letter to the effect that such Agent may rely on such last opinion to the same extent as though it were dated the date of such letter (except that statements in such last opinion will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter).

                  (c) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Prospectus or if specified in a Terms Agreement, the Operating Partnership and Guarantor shall cause its independent public accountants to as soon as reasonably practicable furnish each Agent with a letter, dated the date of such amendment, supplement, or filing or the date of delivery specified pursuant to a Terms Agreement, as the case may be, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter.

         6. INDEMNITY AND CONTRIBUTION.

                  (a) The Operating Partnership and the Guarantor jointly and severally agree to indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of either
         Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or the Prospectus (as amended or supplemented ), or arising out of or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Agent furnished to the Operating Partnership and the Guarantor in writing by such Agent expressly for use therein and set forth in Section 1(b) hereof.

                  (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Operating Partnership and the Guarantor, the Guarantor's directors and the officers who sign the Registration Statement and each person, if any, who controls the Operating Partnership or the Guarantor within the meaning of either Section 15 of the

         Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnities from the Operating Partnership and the Guarantor to such Agent, but only with reference to information relating to such Agent furnished to the Operating Partnership or the Guarantor in writing by such Agent expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto, as set forth in Section 1(b) hereof.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 6(a) or 6(b) above, such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Agents, in the case of parties indemnified pursuant to Section 6(a), and by the Guarantor, in the case of parties indemnified pursuant to Section 6(b). The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party in writing to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of each Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

                  (d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an Indemnified Party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party under such paragraph, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Operating Partnership and the Guarantor on the one hand and the Agents on the other hand from the offering of the Notes to which such losses, claims damages or liabilities relates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Operating Partnership and the Guarantor on the one hand and of the Agents on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Operating Partnership and the Guarantor on the one hand and the Agents on the other hand in connection with such offering of the Notes shall be deemed to be in the same respective proportions as the total net proceeds from such offering of the Notes (before deducting expenses) received by the Operating Partnership or the Guarantor bear to the total discounts and commissions received by the Agents in respect thereof. The relative fault of the Operating Partnership and the Guarantor on the one hand and the Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Operating Partnership and the Guarantor or by the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Agents' respective obligations to contribute pursuant to this Section 6 are several in the proportion that the principal amount of the Notes the sale of which by or through such Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Notes the sale of which by or through any Agent gave rise to such losses, claims, damages or liabilities, and not joint.

                  (e) The Operating Partnership and the Guarantor and the Agents agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in Section 6(d) that were offered and sold to the public through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

                  (f) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Company contained in this Distribution Agreement or any Terms Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Distribution Agreement or any such Terms Agreement, (ii) any investigation made by or on behalf of any Agent or any person controlling any Agent or by or on behalf of the Company, the Guarantor's officers or directors or any person controlling the Operating Partnership or the Guarantor and (iii) acceptance of and payment for any of the Notes.

         7. POSITION OF THE AGENTS. In acting under this Distribution Agreement and in connection with the sale of any Notes by the Operating Partnership (other than Notes sold to an Agent pursuant to a Terms Agreement), each Agent is acting solely as agent of the Operating Partnership and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. An Agent shall use its reasonable best efforts to assist the Operating Partnership in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Operating Partnership, but such Agent shall not have any liability to the Operating Partnership or the Company in the event any such purchase is not consummated for any reason. If the Operating Partnership shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Operating Partnership shall hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to such Agent the commission it would have received had such sale been consummated.

         8. TERMINATION. This Distribution Agreement may be terminated at any time by the Operating Partnership or, as to any Agent, by the Operating Partnership or such Agent upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination. In the event of such termination with respect to any Agent, this Agreement shall remain in full force and effect with respect to any Agent as to which such termination has not occurred. The termination of this Distribution Agreement shall not require termination of any Terms Agreement, and the termination of any such Terms Agreement shall not require termination of this Distribution Agreement. If this Distribution Agreement is terminated, the provisions of the third paragraph of Section 2(a), Section 2(e), the last sentence of Section 3(b) and Sections 3(c), 3(h), 6, 7, 9, 10 and 13 hereof shall survive; provided that if at the time of termination an offer to purchase Notes has been accepted by the Operating Partnership but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 1, 2(b), 2(c), 3(a), 3(d), 3(e), 3(f), 3(g), 3(i), and 5 hereof shall also survive until such delivery has been made.

         9. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, with respect to any party hereto, will be mailed, delivered or telefaxed and confirmed as follows:

         to Morgan Stanley at:            1585 Broadway,
                                          New York, New York, 10036
                                          Attention: Manager, Credit Department
                                          Telefax number: 212-761-0780

         with a copy to:                  1585 Broadway,
                                          New York, New York, 10036
                                          Attention: COPS, Manager
                                          Telefax number: 212-761-0780

         to A.G. Edwards & Sons, Inc. at: One North Jefferson
                                          St. Louis, MO  63103
                                          Attention: Brian Hansen
                                          Telefax number: (314) 955-4775

         to Banc of America Securities
           LLC at:                        NC1-007-08-17
                                          100 North Tryon Street
                                          Charlotte, NC  28255
                                          Attention: Medium-Term Note Desk
                                          Telefax number: (704) 388-9939

         to Bear, Stearns & Co. Inc. at:  245 Park Avenue
                                          New York, NY  10167
                                          Attention: Daniel Blood
                                          Telefax number: (212) 272-8217

         to Commerzbank Capital
           Markets Corp. at:              2 World Financial Center, 34th Floor
                                          New York, NY  10281-1050
                                          Attention: David Schwarz
                                          Telefax number: (212) 266-7656

         to First Union Securities, Inc.
           at:                            One First Union Center
                                          301 South College Street
                                          Charlotte, NC  28288-5604
                                          Attention: Daniel Sullivan
                                          Telefax number: (704) 383-6205

         to J.P. Morgan Securities Inc.
           at:                            270 Park Avenue
                                          7th Floor
                                          New York, NY  10017
                                          Attention: Transaction Execution Group
                                          Telefax number: (212) 834-6702

         to Lehman Brothers Inc. at:      745 Seventh Avenue,
                                          3rd Floor
                                          New York, NY  10019

                                          Attention: Fixed Income Syndicate, MTN
                                                     Desk
                                          Telefax number: (212) 526-0943

         to PNC Capital Markets, Inc. at: 249 Fifth Avenue, 26th Floor
                                          Pittsburgh, PA 15219
                                          Attention: Robert W. Thomas
                                          Telefax number: (212) 705-2014

         if to an Agent, with a copy to:  Gibson, Dunn & Crutcher LLP
                                          One Montgomery Street
                                          31st Floor
                                          San Francisco, CA 94104
                                          Attention: Douglas D. Smith, Esq.
                                          Telefax number:  (415) 986-5309

         to the Company at:               Pier 1, Bay 1
                                          San Francisco, California 94111
                                          Attention: General Counsel
                                          Telefax number: (415) 394-9000

         with a copy to: Latham & Watkins 505 Montgomery St. Suite 1900
                                          San Francisco, California 94111
                                          Attention:  Laura L. Gabriel and
                                          Tracy M. Abels
                                          Telefax number: (415) 395-8095

         10. SUCCESSORS. This Distribution Agreement and any Terms Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 6 and the purchasers of Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

         11. AMENDMENTS. This Distribution Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Operating Partnership, the Guarantor and each Agent; provided that the Operating Partnership may from time to time amend this Distribution Agreement to add as a party hereto one or more additional firms registered under the Exchange Act without prior notice to or the consent of any Agent or the signature of any Agent on any such amendment, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Operating Partnership shall notify the Agents of any such amendment to add one or more additional firms on or before the Settlement Date to which such amendment relates.

         12. COUNTERPARTS. This Distribution Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         13. APPLICABLE LAW. This Distribution Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         14. HEADINGS. The headings of the sections of this Distribution Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Distribution Agreement.

                            [Signature Page Follows]

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and you.

                                        Very truly yours,

                                        AMB PROPERTY L.P.

                                        By:  AMB Property Corporation,
                                             its General Partner

                                             By:______________________
                                                Name:
                                                Title:

                                        AMB PROPERTY CORPORATION


                                        By:  _________________________
                                             Name:
                                             Title:




                   [Signature page to Distribution Agreement]

The foregoing Distribution Agreement
is hereby confirmed and accepted
as of the date first above written.

MORGAN STANLEY & CO. INCORPORATED


By:  _______________________________
     Name:
     Title:



A.G. EDWARDS & SONS, INC.


By:  _______________________________
     Name:
     Title:



BANC OF AMERICA SECURITIES LLC


By:  _______________________________
     Name:
     Title:



BEAR, STEARNS & CO. INC.


By:  _______________________________
     Name:
     Title:

COMMERZBANK CAPITAL MARKETS CORP.


By:  _______________________________
     Name:
     Title:



FIRST UNION SECURITIES, INC.


By:  _______________________________
     Name:
     Title:



J.P. MORGAN SECURITIES INC.


By:  _______________________________
     Name:
     Title:



LEHMAN BROTHERS INC.


By:  _______________________________
     Name:
     Title:



PNC CAPITAL MARKETS, INC.


By:  _______________________________
     Name:
     Title:




                   [Signature page to Distribution Agreement]

                                                                      SCHEDULE I


                                  SUBSIDIARIES


MATERIAL SUBSIDIARIES OF THE OPERATING PARTNERSHIP

AMB Property II, L.P., a Delaware limited partnership

Long Gate, LLC, a Delaware limited liability company



MATERIAL SUBSIDIARIES OF THE GUARANTOR

AMB Property, L.P., a Delaware limited partnership

AMB Property II, L.P., a Delaware limited partnership

Long Gate, LLC, a Delaware limited liability company

                                                                     SCHEDULE II

                                     AGENTS


Morgan Stanley & Co. Incorporated

A.G. Edwards & Sons, Inc.

Banc of America Securities LLC

Bear, Stearns & Co. Inc.

Commerzbank Capital Markets Corp.

First Union Securities, Inc.

J.P. Morgan Securities Inc.

Lehman Brothers Inc.

PNC Capital Markets, Inc.

                                                                    SCHEDULE III


                     JOINT VENTURES PARTNERSHIP PERCENTAGES

------------------------------------------------------------------------------------------------------------------------------------
LEGAL ENTITY                             PARTNERS                                                           PERCENTAGE
------------------------------------------------------------------------------------------------------------------------------------
AIG AMB Greenfield Investment           -        AMB Development Services, LLC                                     50%
Alliance, L.L.C.                        -        AIG Global Real Estate Investment Company                         50%
------------------------------------------------------------------------------------------------------------------------------------
AMB/Erie, L.P.                          -        AMB Property, L.P. (GP)                                           50%
                                        -        Erie Indemnity Company (LP)                                        5%
                                        -        Erie Indemnity Company as attorney in fact for Erie
                                                 Insurance Exchange (LP)                                           40%
                                        -        Erie Family Life Insurance Company (LP)                            5%
------------------------------------------------------------------------------------------------------------------------------------
AMB Erie Local, L.P.                    -        AMB Property II, L.P. (GP)                                       0.1%
                                        -        AMB/Erie, L.P. (LP)                                             99.9%
------------------------------------------------------------------------------------------------------------------------------------
AMB Florida Retail GP, LLC              -        AMB Property, L.P.                                               100%
------------------------------------------------------------------------------------------------------------------------------------
AMB Institutional Alliance Fund I,      -        AMB Property, L.P. (GP)                                       0.1892%
L.P.                                    -        AMB Fund Special GP, LLC (Special GP)                          .0019%
                                        -        AMB Institutional Alliance REIT I, Inc. (LP)                 79.9943%
                                        -        AMB Property, L.P. (LP)                                      19.8145%
------------------------------------------------------------------------------------------------------------------------------------
AMB Institutional Alliance Fund II,     -        AMB Property, L.P. (GP)                                            1%
L.P.                                    -        AMB Property, L.P. (LP)                                           19%
                                        -        Bakar AMB Limited Partnership                                   8.15%
                                        -        AMB Institutional Alliance REIT II, Inc.                       71.85%
------------------------------------------------------------------------------------------------------------------------------------
AMB/MAR Carson, LLC                     -        AMB Property, L.P.                                                95%
                                        -        Carson Town Center                                                 5%
------------------------------------------------------------------------------------------------------------------------------------
AMB Partners II, L.P.                   -        AMB Property, L.P.                                                99%
                                        -        CCSFERS                                                            1%
------------------------------------------------------------------------------------------------------------------------------------
AMB Partners II Local, L.P.             -        AMB Property II, L.P.                                             99%
                                        -        CCSFERS                                                            1%
------------------------------------------------------------------------------------------------------------------------------------
AMB/AFCO Cargo, LLC                     -        AMP Property, L.P.                                                95%
                                        -        Aviation Facilities Company, Inc.                                4.5%
                                        -        AFCO EP, LLC                                                      .5%
------------------------------------------------------------------------------------------------------------------------------------
AMB/AFCO Cargo BWI, LLC                 -        AMB/AFCO Cargo, LLC                                              100%
------------------------------------------------------------------------------------------------------------------------------------
AMB/AFCO Cargo BWI, L.P.                -        AMB/AFCO Cargo BWI, LLC (GP)                                       1%
                                        -        AMB/AFCO Cargo, LLC (LP)                                          99%
------------------------------------------------------------------------------------------------------------------------------------
AMB/AFCO Cargo DFW, L.P.                -        AMB Property II, L.P. (GP)                                         1%
                                        -        AMB/AFCO Cargo, LLC (LP)                                          99%
------------------------------------------------------------------------------------------------------------------------------------
AMB/AFCO Cargo LAX, LLC                 -        AMB/AFCO Cargo, LLC                                              100%

------------------------------------------------------------------------------------------------------------------------------------
AMB/AFCO Cargo SEA, LLC                 -        AMB/AFCO Cargo, LLC                                              100%

------------------------------------------------------------------------------------------------------------------------------------
AMB/AFCO Cargo SEA II, LLC              -        AMB/AFCO Cargo, LLC                                              100%

------------------------------------------------------------------------------------------------------------------------------------
AMB/AFCO Cargo West*Pac, LLC            -        AMB/AFCO Cargo, LLC                                               100%

------------------------------------------------------------------------------------------------------------------------------------
AMB-SGP, L.P.                           -        GIC Real Estate                                                49.75%
                                        -        AMB Property, L.P. (GP)                                            1%
                                        -        AMB Property, L.P. (LP)                                        49.25%
------------------------------------------------------------------------------------------------------------------------------------
AMB-SGP Corporation                     -        100 accomodation shareholders
------------------------------------------------------------------------------------------------------------------------------------
AMB-SGP California, LLC                 -        AMB-SGP Operating Partnership, L.P.                              100%

------------------------------------------------------------------------------------------------------------------------------------
AMB-SGP CIF-California, LLC             -        AMB-SGP Operating Partnership, L.P.                              100%
------------------------------------------------------------------------------------------------------------------------------------
AMB-SGP CIF-I, LLC                      -        AMB-SGP Operating Partnership, L.P.                              100%

------------------------------------------------------------------------------------------------------------------------------------
AMB-SGP Georgia, LLC                    -        AMB-SGP Operating Partnership, L.P.                              100%

------------------------------------------------------------------------------------------------------------------------------------
AMB-SGP Docks, LLC                      -        AMB-SGP Operating Partnership, L.P.                              100%
------------------------------------------------------------------------------------------------------------------------------------
AMB-SGP CIF-Illinois, L.P.              -        AMB Property II, L.P. (GP)                                         1%
                                        -        AMB-SGP Operating Partnership, L.P. (LP)                          99%
------------------------------------------------------------------------------------------------------------------------------------
AMB-SGP Operating Partnership, L.P.     -        AMB-SGP Corporation (GP)                                           1%
                                        -        AMB-SGP Corporation (LP)                                          98%
                                        -        AMB-SGP Special Partner Corporation (LP)                          .1%
                                        -        AMB-Property, L.P. (LP)                                          .99%
------------------------------------------------------------------------------------------------------------------------------------
AMB-SGP TX/IL, L.P.                     -        AMB Property II, L.P. (GP)                                         1%
                                        -        AMB-SGP Operating Partnership, L.P. (LP)                          99%
------------------------------------------------------------------------------------------------------------------------------------
AMB-TC Southriver Park NJ, LLC          -        Researching if partnership interests changed
------------------------------------------------------------------------------------------------------------------------------------
AMB/TR Four 2001, Ltd.  Limited         -        AMB Partners II Local, L.P. (GP)                                   1%
Partnership                             -        AMB Partners II Local, L.P. (LP)                                  69%
                                        -        TR Section Four, Ltd. (LP)                                        30%
------------------------------------------------------------------------------------------------------------------------------------
AMB/TR Three 2000, Ltd.                 -        AMB Property Holding II Corporation                                1%
                                        -        AMB Institutional Alliance Fund I, L.P.                           69%
                                        -        TR Section Three, Ltd.                                            30%
------------------------------------------------------------------------------------------------------------------------------------
American Beauty General Partnership     -        LEF/Palm-Aire, Ltd.                                          49.9999%
------------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
LEGAL ENTITY                             PARTNERS                                                           PERCENTAGE
-----------------------------------------------------------------------------------------------------------------------------------
                                        -        AMB Property, L.P.                                       50.0001%
-----------------------------------------------------------------------------------------------------------------------------------
Built to Last Limited Partnership       -        LEF/Northridge Ltd. (GP)                                 49.9999%
                                        -        AMB Property, L.P. (LP)                                  50.0001%
-----------------------------------------------------------------------------------------------------------------------------------
CH-VAF Orlando Joint Venture            -        AMB Property, L.P.                                            90%
                                        -        7575 Chancellor Associates L.P.                               10%
-----------------------------------------------------------------------------------------------------------------------------------
Casey Jones, LLC                        -        AMB Property, L.P.                                            90%
                                        -        Alpine Investors, L.P.                                         8%
                                        -        Lenox Holdings, LLC                                            2%
-----------------------------------------------------------------------------------------------------------------------------------
Dark Starr Limited Partnership          -        AMB Property, L.P. (was CCSFERS and then
                                                 assigned at IPO)                                             100%
-----------------------------------------------------------------------------------------------------------------------------------
Doug Fir, LLC                           -        AMB Partners II, L.P.                                        100%
-----------------------------------------------------------------------------------------------------------------------------------
Fund I Sub OP, L.P. (f/k/a/ Trammell    -        AMB Property Holding II Corporation                           99%
Crow Company/AMB Air Cargo, L.P.)       -        AMB Institutional Alliance Fund I, L.P.                        1%

-----------------------------------------------------------------------------------------------------------------------------------
Hamilton Lakes/AMB IIF Limited          -        Hamilton Lakes Commerce Center #6 Limited
Partnership                                      Partnership (GP)                                              27%
                                        -        AMB Industrial Income Fund, Inc. (LP)                         73%

-----------------------------------------------------------------------------------------------------------------------------------
Jack Straw Limited Partnership          -        Plaza West GP, LLC                                       50.0001%
                                        -        Lef/Plaza West, Ltd.                                     49.9999%
-----------------------------------------------------------------------------------------------------------------------------------
Keep Your Day Job LLC                   -        Mansfield Land LLC                                            10%
                                        -        AMB Property, L.P.                                            90%
-----------------------------------------------------------------------------------------------------------------------------------
Los Angeles Media Tech Center, LLC      -        AMB/Erie, L.P.                                                98%
                                        -        Legacy Partners 2361, L.P.                                     2%
-----------------------------------------------------------------------------------------------------------------------------------
M.O.R. IV Associates, LLLP              -        AMB Property, L.P. (GP)                                        1%
                                        -        AMB Property II, L.P. (LP)                                     1%
                                        -        AMB Property, L.P. (LP)                                       98%
-----------------------------------------------------------------------------------------------------------------------------------
M.O.R. VI Associates, LLLP              -        AMB Property, L.P. (GP)                                        1%
                                        -        AMB Property II, L.P. (LP)                                     1%
                                        -        AMB Property, L.P. (LP)                                       98%

-----------------------------------------------------------------------------------------------------------------------------------
MOR Rivers, LLC (successor to MOR XIV   -
Associates)
-----------------------------------------------------------------------------------------------------------------------------------
Manhattan Village LLC                   -        AMB Property II, L.P.                                        100%
-----------------------------------------------------------------------------------------------------------------------------------
Majestic/AMB Pico Rivera Associates,    -        Pico Rivera Business Center Subpartnership I                  50%
LLC                                     -        AMB Property, L.P.                                            50%
-----------------------------------------------------------------------------------------------------------------------------------
Met Phase I 95, Ltd.                    -        Met Phase One 95, Ltd. (GP)                                12.87%
                                        -     CCSFERS Met One, Inc.                                         87.15%
-----------------------------------------------------------------------------------------------------------------------------------
Monte Vista Spectrum, LLC               -     Majestic Monte Visa Subpartnership                               50%
                                        -     AMB Property, L.P.                                               50%
-----------------------------------------------------------------------------------------------------------------------------------
Royal Palm Acquisitions, LLC            -     AMB Property, L.P.                                              100%
-----------------------------------------------------------------------------------------------------------------------------------
St. Stephen Limited Partnership         -     LEF/Delray Mall Ltd. (GP)                                   49.9999%
                                        -     CCSFERS (LP)                                                50.0001%
-----------------------------------------------------------------------------------------------------------------------------------
Sub-OP Fund II, L.P.                    -     AMB Institutional Alliance Fund II, L.P. (LP)
                                        -     AMB Property II, L.P. (GP)
-----------------------------------------------------------------------------------------------------------------------------------
Sugar Magnolia LLC                      -     TCC North Florida Development #1, Inc.                            5% (Phase II only)
                                        -     AMB Property, L.P.                                               95% (Phase II only;
                                                                                                              100% owner of Phase I)
-----------------------------------------------------------------------------------------------------------------------------------
TC Aviation DFW, LLC                    -
-----------------------------------------------------------------------------------------------------------------------------------
TC NW Crossing Venture, LLC             -     TC NW Crossing Development, Ltd.                                  5%
                                        -     AMB Property, L.P.                                               95%
-----------------------------------------------------------------------------------------------------------------------------------
TCC/AMB Aviation IAH, L.P.              -     TCC/AMB Aviation IAH Venture, LLC (GP)                    $115,000 initial
                                        -     Trammell Crow Houston, Ltd.                               contribution by GP,
                                        -     AMB Property, L.P.                                        the remaining amount
                                        -     AMB Institutional Alliance Fund I, L.P.                   is split 5%, 1% and
                                                                                                        94% respectively
-----------------------------------------------------------------------------------------------------------------------------------
TCC/AMB Aviation PDX, LLC               -     TC Portland, Inc. (administrative member)                         5%
                                        -     AMB Property, L.P.                                               95%
-----------------------------------------------------------------------------------------------------------------------------------
Terrapin Station Limited Partnership    -     LEF/Springs Gate Village, Ltd.                              49.9999%
                                        -     AMB Property, L.P.                                          50.0001%
-----------------------------------------------------------------------------------------------------------------------------------
Van Nuys Industrial Center, LLC         -     Trammell Crow So Cal, Inc.                                        5%
                                        -     AMB Property, L.P.                                               95%
-----------------------------------------------------------------------------------------------------------------------------------
Walstib, L.P.                           -     TCDFW Development Ltd.
                                        -     AMB Property, L.P.
-----------------------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT A



                               AMB PROPERTY, L.P.

                           SERIES B MEDIUM-TERM NOTES

                                 TERMS AGREEMENT


                                                                          [Date]

AMB PROPERTY, L.P.
Pier 1, Bay 1
San Francisco, California 94556

Attention:  General Counsel

         Re: Distribution Agreement dated May __, 2002 (the "DISTRIBUTION AGREEMENT")

         We agree to purchase your Series B Medium-Term Notes having the following terms:

ALL NOTES:
--------------------------------------------------------------------------------
Principal Amount:                             Settlement Date and Time
                                              (Original Issue Date):

Specified Currency:                           Maturity Date:

Principal Financial Center:                   Trade Date:

Form:                                         Agent's Commission or Discount:

Exchange Rate Agent:                          Net Proceeds to Issuer:

Interest Payment Dates:                       Authorized Denomination:

Redemption:                                   Regular Record Dates:
  Redemption Commencement Date:
  Initial Redemption Percentage:
  Annual Redemption Percentage Reduction:

Discount Note:                                Repayment:
  Issue Price:                                  Optional Repayment Date(s):
  Total Amount of OID:                          Repayment Price:
  Yield to Maturity:
  Initial Accrual Period:

FIXED RATE NOTES:                             FLOATING RATE NOTES:
-----------------------------------------     ----------------------------------
Interest Rate:                                Initial Interest Rate:

Other/Additional Terms:                       Calculation Agent:

                                              Interest Rate Basis:

                                              Index Maturity:

                                              Interest Reset Frequency:

                                              Initial Interest Reset Date:

                                              Interest Reset Date(s):

                                              Interest Determination Date(s):

                                              Maximum Interest Rate:

                                              Minimum Interest Rate:

                                              Spread:

                                              Spread Multiplier:

                                              Interest Category:

                                              Other/Additional Terms:


         The provisions of Sections 1, 2(b), 2(c), 3 through 6, and 9 through 13 of the Distribution Agreement and the related definitions are incorporated by reference herein and shall be deemed to have the same force and effect as if set forth in full herein.

         This Terms Agreement may be terminated at any time any party upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination. The termination of the Distribution Agreement shall not require termination of this Terms Agreement, and the termination of this Terms Agreement shall not require termination of the Distribution Agreement. This Agreement is also subject to termination on the terms incorporated by reference herein. If this Agreement is terminated, the provisions of Sections 3(h), 6, 9, 10 and 13 of the Distribution Agreement shall survive for the purposes of this Agreement.




                               Exhibit A - Page 2

         The following information, opinions, certificates, letters and documents referred to in Section 4 of the Distribution Agreement will be required: ________________

                                   [NAME OF RELEVANT AGENT(S)]



                                   By:  ______________________
                                        Name:
                                        Title:

Accepted:

AMB PROPERTY, L.P.

By:    AMB Property Corporation,
       its General Partner


       By:  ______________________
            Name:
            Title:




                               Exhibit A - Page 3

                                                                       EXHIBIT B

                                AMB PROPERTY L.P.
                           SERIES B MEDIUM-TERM NOTES
                            ADMINISTRATIVE PROCEDURES

                      -------------------------------------


         Explained below are the administrative procedures and specific terms of the offering of Series B Medium-Term Notes (the "NOTES"), on a continuous basis by AMB Property L.P. (the "OPERATING PARTNERSHIP") pursuant to the Distribution Agreement, dated as of May __, 2002 (the "DISTRIBUTION AGREEMENT") among the Operating Partnership, AMB Property Corporation, a Maryland corporation, the sole general partner of the Operating Partnership and guarantor of the Notes (the "GUARANTOR") and Morgan Stanley & Co. Incorporated, A.G. Edwards & Sons, Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Commerzbank Capital Markets Corp., First Union Securities, Inc., J.P. Morgan Securities Inc., Lehman Brothers Inc. and PNC Capital Markets, Inc., and each other agent set forth on Schedule II to the Distribution Agreement (the "AGENTS"). The Notes will be issued under an Indenture and the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture thereto, each dated as of June 30, 1998, the Fourth Supplemental Indenture, dated as of August 15, 2000 and the Fifth Supplemental Indenture dated as of May __, 2002 (collectively, the "INDENTURE"), and each by and among the Operating Partnership, the Guarantor, and State Street Bank and Trust Company of California, N.A., as Trustee (the "TRUSTEE"). In the Distribution Agreement, the Agents have agreed to use reasonable best efforts to solicit purchases of the Notes, and the administrative procedures explained below will govern the issuance and settlement of any Notes sold through an Agent, as agent of the Operating Partnership. An Agent, as principal, may also purchase Notes for its own account, and if requested by such Agent, the Operating Partnership and such Agent will enter into a terms agreement (a "TERMS AGREEMENT"), as contemplated by the Distribution Agreement. The administrative procedures explained below will govern the issuance and settlement of any Notes purchased by an Agent, as principal, unless otherwise specified in the applicable Terms Agreement.

         The Trustee will initially be the Registrar, Calculation Agent, Authenticating Agent, Exchange Rate Agent and Paying Agent for the Notes and will perform the duties specified herein. The Operating Partnership may from time to time name other or additional Registrars, Calculation Agents, Authenticating Agents, Exchange Rate Agents and Paying Agents. Each Note will be represented by either a Global Security (as defined below) delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC (a "BOOK-ENTRY NOTE") or a certificate delivered to the holder thereof or a person designated by such holder (a "CERTIFICATED NOTE"). Except as set forth in the Indenture, an owner of a Book-Entry Note will not be entitled to receive a Certificated Note.

         Book-Entry Notes, which may be payable only in U.S. dollars, will be issued in accordance with the administrative procedures set forth in Part I hereof as they may subsequently be amended as the result of changes in DTC's operating procedures. Certificated Notes will be issued in accordance with the administrative procedures set forth in Part II hereof. Unless otherwise defined in the Indenture, the Notes or any prospectus supplement relating to the Notes, capitalized terms used herein but not defined herein shall have the meanings given to them in the Distribution Agreement.

         Unless otherwise specified by the Operating Partnership, the Agents are to communicate with the Chief Financial Officer regarding offers to purchase Notes and the related settlement details.

PART I:        ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

         In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Operating Partnership, the Guarantor and the Trustee to DTC, dated as of August 15, 2000, and a Medium-Term Note Certificate Agreement between the Trustee and DTC, dated August 21, 1989 (the "MTN CERTIFICATE AGREEMENT"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:             On any date of settlement (as defined under "SETTLEMENT"
                      below) for one or more Book-Entry Notes, the Operating
                      Partnership will issue a single global security in fully registered form without coupons (a "GLOBAL SECURITY") representing up to U.S. $400,000,000 principal amount of all such Notes that have the same Original Issue Date, Maturity Date and other terms. Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will bear an "INTEREST ACCRUAL DATE," which will be (i) with respect to an original Global Security (or any portion thereof), its original issuance date and (ii) with respect to any Global
                      Security (or any portion thereof) issued subsequently upon exchange of a Global Security, or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest
                      Payment Date to which interest has been paid or duly provided for on the predecessor Global Security (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. Book-Entry Notes may be payable only in U.S. dollars. No Global Security will represent any Certificated Note.

Denominations:        Book-Entry Notes will be issued in principal amounts of
                      U.S. $1,000 or any amount in excess thereof that is an integral multiple of U.S. $1,000. Global Securities will be denominated in principal amounts not in excess of U.S.
                      $400,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $400,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each U.S. $400,000,000 principal amount of such Book-Entry Note or Notes and an additional
                      Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.


                               Exhibit B - Page 2

Preparation of
Pricing
Supplement:           If any offer to purchase a Book-Entry Note is accepted by
                      or on behalf of the Operating Partnership, the Operating
                      Partnership will prepare a pricing supplement (a "PRICING
                      SUPPLEMENT") reflecting the terms of such Note. The
                      Operating Partnership (i) will arrange to file such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and
                      (ii) will, as soon as possible and in any event not later than the date on which such Pricing Supplement is filed with the Commission, deliver the number of copies of such Pricing Supplement to the relevant Agent as such Agent shall request.

                      In each instance that a Pricing Supplement is prepared, the relevant Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:           The receipt by the Operating Partnership of immediately
                      available funds in payment for a Book-Entry Note and the authentication and issuance of the Global Security representing such Note shall constitute "settlement" with respect to such Note. All offers accepted by the Operating
                      Partnership will be settled on the third Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Operating Partnership and the purchaser agree to settlement on another day, which shall be no earlier than the next Business Day.

Settlement            Settlement Procedures with regard to each Book-Entry Note
Procedures:           sold by the Operating Partnership to or through an Agent
                      (unless otherwise specified pursuant to a Terms Agreement) shall be as follows:

                      A. The relevant Agent will advise the Operating Partnership by telephone that such Note is a Book-Entry Note and of the following settlement information:

                               1.   Principal amount.

                               2.   Settlement date and time (Original Issue
                                    Date).

                               3. Specified Currency and Principal Financial Center.

                               4.   Maturity Date.

                               5.   Trade Date.

                               6. Exchange Rate Agent (if other than State Street Bank & Trust Company of California N.A).



                               Exhibit B - Page 3

                               7.   Agent's commission or discount (if any)
                                    determined as provided in the Distribution
                                    Agreement.

                               8.   Net Proceeds to Issuer.

                               9.   Authorized Denomination (if other than
                                    $1,000 or integral multiples thereof).

                               10.  Interest Payment Date(s).

                               11.  Regular Record Dates.

                               12.  Redemption or repayment provisions (if any).

                               13.  Whether the Note is an Original Issue
                                    Discount Note (an "OID NOTE"), and if it is an OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID.

                               14.  In the case of a Fixed Rate Note:

                                    (a) the Interest Rate.

                               15.  In the case of a Floating Rate Note:

                                    (a) the Initial Interest Rate (if known at
                                        such time).

                                    (b) Calculation Agent (if other than State
                                        Street Bank & Trust Company of
                                        California, N.A).

                                    (c) Interest Rate Basis which may include:

                                            - CD Rate

                                            - Commercial Paper Rate

                                            - CMT Rate

                                            - EURIBOR

                                            - Federal Funds Rate

                                            - LIBOR

                                            - Prime Rate

                                            - Treasury Rate

                                            - Other

                                    (d) Index Maturity.

                                    (e) Interest Reset Frequency.

                                    (f) Maximum Interest Rate.

                                    (g) Minimum Interest Rate.


                               Exhibit B - Page 4

                                    (h) Initial Interest Reset Date.

                                    (i) Interest Reset Date(s).

                                    (j) Interest Determinations Date.

                                    (k) Spread and/or Spread Multiplier (if
                                        any).

                                    (l) whether the Note is:

                                            - a Regular Floating Rate Note

                                            - a Floating Rate/Fixed Rate Note
                                              (in which case the fixed rate
                                              commencement date and the fixed
                                              interest rate shall be specified)
                                              or

                                            - an Inverse Floating Rate Note (in
                                              which case the fixed interest rate
                                              shall be specified).

                               16. Any other applicable terms including the applicability of an Addendum or Other Additional Provisions.

B. The Operating Partnership will advise the Trustee by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above. The Trustee will then assign a CUSIP number to the Global Security representing such Note and will notify the Operating Partnership and the relevant Agent of such CUSIP number by telephone as soon as practicable.

C. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the relevant Agent and Standard & Poor's
         Corporation:

         1.       The information set forth in Settlement Procedure "A".

         2. The Initial Interest Payment Date for such note, the number of days by which such date succeeds the related DTC Record Date (which in the case of Floating Rate Notes which reset daily or weekly, shall be the date five calendar days immediately preceding the applicable Interest Payment Date and, in the case of other Notes, shall be the Record Date as defined in the Note) and, if known, the amount of interest payable on such Initial Interest Payment Date.

         3. The CUSIP number of the Global Security representing such Note.

         4. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

         5. The number of participant accounts to be maintained by DTC on behalf of the relevant Agent and the Trustee.

D. The Trustee will complete and authenticate the Global Security representing such Note.


                               Exhibit B - Page 5

E.       DTC will credit such note to the Trustee's participant account at DTC.

F. The Trustee will enter an SDFS deliver order through DTC's participant Terminal System instructing DTC to (i) debit such Note to the Trustee's participant account and credit such Note to the relevant Agent's participant account and (ii) debit such Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less such Agent's commission (if any). The entry of such a deliver order shall constitute a representation and warranty by the Trustee to DTC that (a) the Global Security representing such Book-Entry Note has been issued and authenticated and (b) the Trustee is holding such Global Security pursuant to the MTN Certificate Agreement.

G. Unless the relevant Agent is the end purchaser of such Note, such Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Note to such Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of such Agent for an amount equal to the price of such Note.

H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the settlement date.

I. The Trustee will credit to the account of the Operating Partnership maintained at Bank of America, Dallas, Texas, ABA #111000012, Account # 3750785562, Account Name: AMB Property, LP, or such other account as the Operating Partnership may from time to time direct, in immediately available funds the amount transferred to the Trustee in accordance with Settlement Procedure "F".

J. Unless the relevant Agent is the end purchaser of such Note, such Agent will confirm the purchase of such note to the purchaser either by transmitting to the Participants with respect to such Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

K. Monthly, the Trustee will send to the Operating Partnership, a statement setting forth the principal amount of Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Operating Partnership has advised the Trustee that have not yet been settled.

Settlement        For Sales by the Operating Partnership of Book-Entry Notes to
Procedures        or through an Agent (unless otherwise specified pursuant to a
Timetable:        Terms Agreement) for settlement on the first Business Day
                  after the sale date, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times in New York City set forth below:


                               Exhibit B - Page 6

                  Settlement
                  Procedure                  Time
                  ---------                  ----
                  A                          11:00 A.M. on sale date
                  B                          12:00 Noon on sale date
                  C                          2:00 P.M. on sale date
                  D                          9:00 A.M. on settlement date
                  E                          10:00 A.M. on settlement date
                  F-G                        2:00 P.M. on settlement date
                  H                          4:45 P.M. on settlement date
                  I-J                        5:00 P.M. on settlement date


                  If a sale is to be settled more than one (1) Business Day after the sale date, Settlement Procedures "A", "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M., 12:00 Noon and 2:00 P.M., respectively, on the first Business Day after the sale date. If the Initial Interest Rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 12:00 Noon and 2:00 P.M., respectively, on the first Business Day before the settlement date. Settlement Procedure "H" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the settlement date.

                  If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee, after receiving notice from the Operating Partnership or the relevant Agent, will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately proceeding the scheduled settlement date.

                  If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "F", the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the Trustee's participant account, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security "canceled," make appropriate entries in the Trustee's records and send such canceled Global Security to the Operating Partnership. The CUSIP number assigned to such Global Security shall, in accordance with the procedures of the CUSIP Service Bureau of Standard & Poor's Corporation, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Notes previously represented by the

                               Exhibit B - Page 7
                  surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

                  If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the relevant Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "C", respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

                  Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect.

                  In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement procedures "D" and "F", for the authentication and issuance of a Global Security representing the Book-Entry Notes to be represented by such Global Security and will make appropriate entries in its records.




                               Exhibit B - Page 8

PART II:       ADMINISTRATIVE PROCEDURES FOR CERTIFICATED NOTES

         The Trustee will serve as Registrar in connection with the Certificated Notes.

Issuance:             Each Certificated Note will be dated and issued as of the
                      date of its authentication by the Trustee. Each
                      Certificated Note will bear an Original Issue Date, which will be (i) with respect to an original Certificated Note
                      (or any portion thereof), its original issuance date
                      (which will be the settlement date) and (ii) with respect to any Certificated Note (or portion thereof) issued subsequently upon transfer or exchange of a Certificated
                      Note or in lieu of a destroyed, lost or stolen
                      Certificated Note, the original issuance date of the predecessor Certificated Note, regardless of the date of authentication of such subsequently issued Certificated
                      Note.

Preparation           If any offer to purchase a Certificated Note is accepted
of Pricing            by or on behalf of of the Operating Partnership, the
Supplement:           Operating Partnership will prepare a Pricing  Supplement
                      reflecting the terms of such Note. The Operating
                      Partnership (i) will arrange to file such Pricing
                      Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act and (ii) will, as soon as possible and in any event not later than the date on which such Pricing Supplement is filed with the Commission, deliver the number of copies of such Pricing Supplement to the relevant Agent as such Agent shall request.

                      In each instance that a Pricing Supplement is prepared, the relevant Agent will affix the Pricing Supplement to Prospectuses prior to their use. Outdated Pricing Supplements, and the Prospectuses to which they are attached (other than those retained for files), will be destroyed.

Settlement:           The receipt by the Operating Partnership of immediately
                      available funds in exchange for an authenticated
                      Certificated Note delivered to the relevant Agent and such Agent's delivery of such Note against receipt of immediately available funds shall constitute "settlement" with respect to such Note. All offers accepted by the Operating Partnership will be settled on the third
                      Business Day next succeeding the date of acceptance pursuant to the timetable for settlement set forth below, unless the Operating Partnership and the purchaser agree to settlement on another date, which date shall be no earlier than the next Business Day.

Settlement            Settlement Procedures with regard to each Certificated
Procedures:           Note sold by the Operating Partnership to or through an
                      Agent (unless otherwise specified pursuant to a Terms
                      Agreement) shall be as follows:

                      A. The relevant Agent will advise the Operating Partnership by telephone that such Note is a Certificated Note and of the following settlement information:


                               Exhibit B - Page 9

                               1. Name in which such Note is to be registered ("REGISTERED HOLDER").

                               2. Address of the Registered Holder and address for payment of principal and interest.

                               3.   Taxpayer identification number of the
                                    Registered Holder (if available).

                               4.   Principal amount.

                               5.   Settlement date and time (Original Issue
                                    Date).

                               6. Specified Currency and Principal Financial Center.

                               7.   Maturity Date.

                               8.   Trade Date.

                               9. Exchange Rate Agent (if other than State Street Bank & Trust Company of California, N.A.).

                               10.  Agent's commission or discount (if any)
                                    determined as provided in the Distribution
                                    Agreement.

                               11.  Authorized Denomination (if other than
                                    $1,000 or integral multiples thereof).

                               12.  Interest Payment Date(s).

                               13.  Regular Record Dates

                               14.  Redemption or repayment provisions (if any).

                               15.  Whether the Note is an Original Issue
                                    Discount Note (an "OID NOTE"), and if it is an OID Note, the total amount of OID, the yield to maturity, the initial accrual period OID.

                               16.  In the case of a Fixed Rate Note:

                                    (a) the Interest Rate.

                               17.  In the case of a Floating Rate Note:

                                    (a) the Initial Interest Rate (if known at
                                        such time).

                                    (b) Calculation Agent (if other than State
                                        Street Bank & Trust Company of
                                        California, N.A.).

                                    (c) Interest Rate Basis which may include:

                                            - CD Rate


                              Exhibit B - Page 10

                                            - Commercial Paper Rate

                                            - CMT Rate

                                            - EURIBOR

                                            - Federal Funds Rate

                                            - LIBOR

                                            - Prime Rate

                                            - Treasury Rate

                                            - Other

                                    (d) Index Maturity.

                                    (e) Interest Reset Frequency.

                                    (f) Maximum Interest Rate.

                                    (g) Minimum Interest Rate.

                                    (h) Initial Interest Reset Date.

                                    (i) Interest Reset Date(s).

                                    (j) Interest Determinations Date.

                                    (k) Spread and/or Spread Multiplier (if
                                        any).

                                    (l) whether the Note is:

                                            - a Regular Floating Rate Note

                                            - a Floating Rate/Fixed Rate Note
                                              (in which case the fixed rate
                                              commencement date and the fixed
                                              interest rate shall be specified)
                                              or

                                            - an Inverse Floating Rate Note (in
                                              which case the fixed interest rate
                                              shall be specified).

                                    (m) Any other applicable terms including the
                                        applicability of an Addendum or
                                        Other/Additional Provisions.

B. The Operating Partnership will advise the Trustee by telephone or electronic transmission (confirmed in writing at any time on the same date) of the information set forth in Settlement Procedure "A" above.

C. The Operating Partnership will have delivered to the Trustee a pre-printed four-ply packet for such Note, which packet will contain the following documents in forms that have been approved by the Operating Partnership, the relevant Agent and the Trustee:

         1.       Note with customer confirmation.


                              Exhibit B - Page 11

         2.       Stub One - For the Trustee.

         3.       Stub Two - For the relevant Agent.

         4.       Stub Three - For the Operating Partnership.

D. The Trustee will complete such Note and authenticate such Note and deliver it (with the confirmation) and Stubs One and Two to the relevant Agent, and such Agent will acknowledge receipt of the Note by stamping or otherwise marking Stub One and returning it to the Trustee. Such delivery will be made only against such acknowledgment of receipt and evidence that instructions have been given by such Agent for payment to the account of the Operating Partnership at Bank of America, Dallas, Texas, ABA #111000012, Account # 3750785562, Account Name: AMB Property, LP, or to such other account as the Operating Partnership shall have specified to such Agent and the Trustee, in immediately available funds, of an amount equal to the price of such Note less such Agent's commission (if any). In the event that the instructions given by such Agent for payment to the account of the Operating Partnership are revoked, the Operating Partnership will as promptly as possible wire transfer to the account of such Agent an amount of immediately available funds equal to the amount of such payment made.

E. Unless the relevant Agent is the end purchaser of such Note, such Agent will deliver such Note (with confirmation) to the customer against payment in immediately available funds. Such Agent will obtain the acknowledgment of receipt of such Note by retaining Stub Two.

F. The Trustee will send Stub Three to the Operating Partnership by first-class mail. Monthly, the Trustee will also send to the Operating Partnership a statement setting forth the principal amount of the Notes outstanding as of that date under the Indenture and setting forth a brief description of any sales of which the Operating Partnership has advised the Trustee that have not yet been settled.

Settlement        For sales by the Operating Partnership of Certificated Notes
Procedures        to or through an Agent (unless otherwise specified pursuant to
Timetable:        a Terms Agreement), Settlement Procedures "A" through "F" set forth above shall be completed on or before the respective times in New York City set forth below:

                  Settlement
                  Procedure              Time
                  ---------              ----
                  A                      2:00 P.M. on day before settlement date
                  B                      3:00 P.M. on day before settlement date
                  C-D                    2:15 P.M. on settlement date
                  E                      3:00 P.M. on settlement date
                  F                      5:00 P.M. on settlement date

Failure to        If a purchaser fails to accept delivery of and make payment
Settle:           for any Certificated Note, the relevant Agent will notify the
                  Operating Partnership

                              Exhibit B - Page 12
                  and the Trustee by telephone and return such Note to the Trustee. Upon receipt of such notice, the Operating Partnership will immediately wire transfer to the account of such Agent an amount equal to the amount credited to the account of the Operating Partnership in accordance with Settlement Procedure D. Such wire transfer will be made on the settlement date, if possible, and in any event not later than the Business Day following the settlement date. If the failure shall have occurred for any reason other than a default by such Agent in the performance of its obligations hereunder and under the Distribution Agreement, then the Operating Partnership will reimburse such Agent or the Trustee, as appropriate, on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Operating Partnership. Immediately upon receipt of the Certificated Note in respect of which such failure occurred, the Trustee will mark such Note "cancelled," make appropriate entries in the Trustee's records and send such Note to the Operating Partnership.




                              Exhibit B - Page 13